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ACACIA NATIONAL LIFE INSURANCE COMPANY
COMMISSION SCHEDULE

REGENT 2000  (Registration No. 333-81057)
Broker/Dealer,  for its efforts in soliciting  sales of the policy  described as
Policy  Form  #8065  (Survivorship   Variable  Universal  Life),  shall  receive
commission as stated below:

  Policy Year            First Year Target Premium              Premiums in Excess of         Annual Service Fee *
                                                                       Target                  (Paid Quarterly on
                                                                                               Accumulation Value)
       1                            95%                                  5%                            0%
      2-4                            5%                                  5%                            0%
      5-7                            5%                                  5%                           .25%
      8-10                           5%                                  5%                           .25%
      11+                            2%                                  2%                           .25%

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*Writing Representative only
The annual service fee is based on the policy accumulation value, unimpaired by reduced rate loans, at that time.